EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-120546 of Coinstar, Inc. on Form S-3 and Registration Statement Nos. 333-30985, 333-89975, 333-63108, 333-100870, 333-98297 and 333-120547 of Coinstar, Inc. on Form S-8 of our report dated February 14, 2003, appearing in the Annual Report on Form 10-K of Coinstar, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

February 25, 2005